Exhibit 10.20

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT is made as of April 24, 2003 by and between Inyx, Inc. a Nevada corporation with its principal place of business at 801 Brickell Avenue, 9th Floor, Miami, Florida (the "Corporation") and Patrick W. H. Garrard/dba/The Garrard Group of West Redding CT ("Consultant Company").

                                R E C I T A L S:

     WHEREAS, the Corporation is a publicly traded company; and

     WHEREAS, the Consultant Company is a firm providing investor, public, trade and media relations services and marketing programs to public companies; and

     WHEREAS, the Corporation and the Consultant Company have agreed to enter into a consulting agreement for their mutual benefit pursuant to the terms and conditions set forth hereinbelow ("Agreement").

     NOW, THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties, intending to be legally bound, hereby agree as follows:

1.   Description of Services
     -----------------------

     (1) The Consultant Company represents and warrants to the Corporation that the Consultant Company has the required skills and experience to perform the duties and exercise the responsibilities required of the Consultant Company as an investor, public, trade and media relations consultant. In carrying out these duties and responsibilities, the Consultant shall comply with all lawful and reasonable instructions as may from time to time be given by superiors representing the Corporation.

     (2) The Consultant Company agrees to act in an advisory and consultative and action capacity for the Company in respect to all of the items set forth in (a) through (n) below, and more specifically agrees: (i) to develop and prepare (and/or to supervise the development and preparation of) the items set forth in (a), (b), (c), (d), (e), and
          (g) below;  and (ii) to perform the activities set forth in items (f),
          (h), (i), (j), (k), (l), (m), (n) and (o) below:

          (a)  The Corporation's Corporate Mission Statement;

          (b)  The Corporation's 32-page "Corporate Bible";

          (c) The Corporation's website (including conceptualizing, designing and programming);

          (d) The Corporation's corporate materials including, but not limited to, a pocket folder and various color inserts;

          (e)  The Corporation's quarterly newsletter;

          (f) Establishment of a relationship with ADP shareholder services and coordination with shareholder communication efforts via ADP;

          (g) The Corporation's corporate advertising materials for National Investor Awareness Initiatives including, but not limited to, a 16 page advertising newsletter feature, email campaign components, inserts and space-ads;

          (h) Assisting in providing guidance in the preparation, writing and dissemination of press releases, reports, annual reports or other informational material to be sent from time to time to shareholders and/or prospectively interested parties;

          (i) Development and management of an ongoing nationwide public relations campaign for the consumer/trade/media.

          (j) Ensuring complete and regular review of the Corporation Investor Relations Program for the purpose of maintaining its timely relevance to the Corporation's requirements;

          (k)  Providing the Corporation with a monthly summary of activities.

          (l)  Assisting the  Corporation in posting the  Corporation  corporate
               information   on  a  website   specifically   developed  for  the
               Corporation;

          (m)  To  advise  the   Corporation   with  regard  to  the  manner  of
               dissemination of creative materials.

     (3) It is understood and agreed that the decision whether to make or disseminate forecasts and/or financial projections and if so, the preparation of such forecasts and/or financial projections rests solely with the Corporation. The Consultant Company shall obtain the Corporation's written approval for content before distributing or otherwise disseminating any and all information and material of whatever nature or kind relating to the Corporation to any person or group whatsoever.

     (4) The Consultant Company agrees to comply with and be bound by the terms and conditions of this Agreement and cause its agents, employees and contractors to be similarly bound.

     (5) In consideration of the Consultant Company's agreement hereto and the Consultant Company's performance in accordance herewith, the Corporation retains the Consultant Company as Investor, Public, Trade and Media Relations Consultant for a term of 12 months commencing upon the resolution of the conditions set forth in Section 17. of this
          Agreement (the "Term of this Agreement"), subject to earlier termination as provided in Section 7.(a) or (b).

     (6) The Consultant Company acknowledges and agrees that the effective performance of the Consultant Company's duties requires the highest level of integrity and the Corporation's complete confidence in the Consultant Company's employees. The Consultant Company acknowledges that the officers responsible for implementing the Corporation's investor relations program and with whom the Consultant Company's employees will deal with in regards to such program are to be designated by the Corporation.

     (7) It is understood and agreed to by the Consultant Company that the Corporation reserves the right to modify the Consultant Company's assignments, duties and reporting relationships within the parameters of its responsibilities as an Investor, Public, Trade and Media Relations Consultant.

2.   Service
     -------

     During the Term of this Agreement the Consultant Company shall well and faithfully serve the Corporation. The Corporation acknowledges that the
Consultant Company is engaged in the business of investor marketing and ancillary functions on behalf of other companies, whether public or private.

3.   Confidential Information
     ------------------------

     (1) The Consultant Company acknowledges that as Investor, Public, Trade and Media Relations Consultant, and in such other position as it may from time to time be appointed to, or may be deemed by law, the Consultant Company will acquire information about certain matters and things which are confidential to the Corporation, (the "Information") and which Information is the exclusive property of the Corporation including, but not limited to:

          (a)  Lists  of  present  and   prospective   customers,   and  related
               information;

          (b)  Pricing and sales policies, techniques and concepts;

          (c)  List of suppliers and customers;

          (d)  Trade secrets;

          (e)  Financial information not provided to the public;

          (f)  All non-public information; and

          (g)  All  information   regarding  the  proprietary   aspects  of  the
               Corporation's technology and/or products.

     (2)  The Consultant Company acknowledges such Information as referred to in
          Section 3(1) above could be used to the detriment of the Corporation. Accordingly, the Consultant Company undertakes to treat confidentially all such Information, except if same is already or becomes information generally known to the public, and agrees not to disclose same to any third party either during or after the Term of this Agreement, except as may be necessary in the proper discharge of its services, however caused, except with the written permission of an officer of the Corporation.

     (3) The Consultant Company acknowledges that, without prejudice to any and all rights of the Corporation, an injunction is the only effective remedy to protect the Corporation's rights and property as set out in Sections 3.(1) and 3.(2) hereinabove.

4.   Representations and Warranties
     ------------------------------

     The Consultant Company represents and warrants to the Corporation that:

     (a) It will exercise reasonable care to assure that all materials and documents descriptive of or relating to the Corporation which are prepared by the Consulting Company or its subcontractors (the "Creative Materials") be accurate, not misleading and balanced in presentation;

     (b) It will exercise reasonable care to assure that all Creative Materials submitted to the Corporation for approval are: (i) compliant with the requirements of federal securities laws for such material; (ii) in the long term best interests of the Corporation and its shareholders; and
          (iii) consistent with good practices for shareholder relations for a development stage public company;

     (c) The entities engaged to perform website and PR services hereunder will be supervised by the Consultant Company and that the Expenses/Program Costs referenced in Section 6. and listed in Exhibit C represent maximum anticipated costs for such services; and

     (d) To provide the Corporation its best advice regarding the manner of preparation and designing of Creative Materials to enhance long-term shareholder liquidity and value without spikes.

5.   Non-Competition
     ---------------

     The Consultant Company agrees that, during the Term of this Agreement and for a period of twenty-four (24) months following termination of this Agreement, however caused, it will not hire or take away or cause to be hired or taken away any employee of the Corporation or, following termination of this Agreement, any employee who was in the employ of the Corporation during the six (6) months preceding termination.

6.   Remuneration and Benefits
     -------------------------

     In consideration of the Consultant Company's undertaking and the performance of the obligations contained herein, the Corporation shall pay cash compensation as outlined in Exhibit A hereto. In addition, the Corporation shall provide for expenses and costs associated with the Consultant Company's activities, payments to sub-contractors and production of materials upon the Corporation's prior approval of such expenses.

7.   Termination
     -----------

     The parties understand and agree that this Agreement may be terminated in the following manner in the specified circumstances:

     (a) By the Consultant Company for any reason, on the giving of not less than thirty (30) days notice to the Corporation. Consultant Company acknowledges and agrees that Consultant Company shall not be entitled to any additional monthly cash compensation following the expiration of the 30-day notice period;

     (b) By the Corporation for any reason, on the giving of not less than thirty (30) days notice to the Consultant Company. Consultant Company acknowledges and agrees that Consultant Company shall not be entitled to any additional monthly cash compensation following the expiration of the 30-day notice period.

     (c)  By  the  Corporation,   at  its  option,  without  notice,  for  cause
          including:

          i.   Any material breach of the provisions of this Agreement;

          ii.  Conviction of the Consultant Company of a criminal offense;

          iii. Any mental or physical disability or illness which results in the Consultant Company being unable to substantially perform his duties in accordance with this Agreement for a period of thirty
               (30) days in any one hundred and twenty (120) day period. Failure by the Corporation to rely on this provision in any given instance or instances, shall not constitute a precedent or be deemed a waiver; or

     (d) By the Consultant Company for cause, including any material breach of this Agreement by the Corporation.

     (e) In the event of termination by either party, Consultant Company shall exercise its best efforts to provide Corporation with a smooth transition in all functions covered by this agreement and to deliver to Corporation all information and investor inquiries received by it subsequent to termination.

8.   The Corporation's Property
     --------------------------

     The Consultant Company acknowledges that all items of any and every nature or kind created or used by the Consultant Company or its subcontractors including, but not limited to, website codes and development, PR materials and pending contacts or proposals, and fulfillment, pursuant to the Consultant Company's services under this Agreement, or furnished by the Corporation to the Consultant Company, and including, without limitation all equipment, automobiles, credit cards, books, records, reports, files, manuals, literature, all items developed or referred to in Section 1.(2)(3) herein, confidential information or other materials shall remain and be considered the exclusive property of the Corporation at all times and shall be surrendered to the Corporation, in good condition, promptly on the termination of the Consultant Company's services irrespective of the time, manner or cause of the termination.

9.   Assignment of Rights
     --------------------

     The rights, which accrue to the Corporation under this Agreement, shall pass to its successors or assigns. The rights of the Consultant Company under this Agreement are not assignable or transferable in any manner unless assigned to a company controlled by the same individuals as the Consultant Company.

10.  Notices
     -------

     (1) Any notice required or permitted to be given to the Consultant Company shall be sufficiently given if delivered to the Consultant Company or if mailed by registered mail to the Consultant Company or if mailed by registered mail to the Consultant Company's address last known to the Corporation.

     (2) Any notice required or permitted to be given to the Corporation shall be sufficiently given if mailed by registered mail to the Corporation's Head Office at its address last known to the Consultant Company.

11.  Severability
     ------------

     In the event that a court of competent jurisdiction shall deem any provision or part of this Agreement void or invalid, the remaining provisions or parts shall be and remain in full force and effect.

12.  Entire Agreement
     ----------------

     This Agreement constitutes the entire Agreement between the parties hereto with respect to the engagement of the Consultant Company and any and all previous agreements, written or oral, express or implied between the parties hereto ("Prior Agreements") are hereby null and void, and the parties hereto hereby release and forever discharge the other of and from all manner of actions, causes of action, claims and demands whatsoever, under or in respect of any such Prior Agreements.


13.      Modification of Agreement
         -------------------------

     Any modification of this Agreement must be in writing and signed by the parties or it shall have no effect and shall be void.

14.  Headings
     --------

     The headings used in this Agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained in it.

15.  Governing Law
     -------------

     This Agreement shall be construed in accordance with the laws of the State of Florida.

16.  Counterpart
     -----------

     This Agreement can be signed in counterpart.

17.  Corporation's Board of Director Approval
     ----------------------------------------

     This Agreement is subject to approval by the Corporation's Board of Directors of: (a) this Agreement; and (b) funding.

18.  Costs
     -----

     In the event of a dispute arising under the terms and conditions of this consulting agreement, the prevailing party in any such dispute shall be entitled to reasonable legal fees and cost of collection.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties to it, as of the day, month and year first written above.




Inyx, Inc.                                           Patrick W. H. Garrard d/b/a
                                                     The Garrard Group



Per: /s/ Jack Kachkar                                 Per: Patrick W. H. Gerrard
--------------------------                            --------------------------
Authorized Signatory                                  Authorized Signatory

                                    EXHIBIT A

Cash Compensation:

     Cash Compensation pursuant to Section 6. of this Agreement

     o    Monthly fee of $10,000.

     o First two months fee deliverable upon resolution of the conditions set forth in Section 17. then, a payment of $10,000 every thirty (30) days thereafter over a period of ten (10) consecutive months (subject to the 30 day written notice of cancellation pursuant to Section 7.(a) or
          (b).

     o    The monthly fee for the first four months has been paid.

                                    EXHIBIT B
                            Equity Compensation Terms



The equity compensation package to consist of 5 components:
    -------------------

     1)   Issuance to Consultant Company of 25,000 shares of Common Stock.

     2) Issuance to Consultant Company of a warrant to purchase 50,000 shares of Common Stock at a strike/exercise price of $1.10 for a period of 5 years from the date of this agreement.

     3) Issuance to Consultant Company of a warrant to purchase 50,000 shares of Common Stock at a strike/exercise price of $1.60 for a period of 5-years from the date of this agreement.

     4) Issuance to Consultant Company of a warrant to purchase 50,000 shares of Common Stock at a strike/exercise price of $2.10 for a period of 5-years from the date of this agreement.

     5) Issuance to Consultant Company of a warrant to purchase 50,000 shares of Common Stock at a strike/exercise price of $2.60 for a period of 5-years from the date of this agreement.


     Warrant governed under the terms and conditions outlined below. Consultant Company may exercise the warrant in whole or in part and may pay the exercise price (a) in cash or (b) by cashless exercise, as follows:

     Consultant Company shall notify warrant issuer together with a notice of cashless exercise, in which event the warrant issuer shall issue to the warrant holder the number of warrant shares to be determined as follows:


                    X = Y (A-B)/A
         Where:
                    X = the number of warrant shares to be issued to the warrant holder.

                    Y = the number of warrant shares with respect to which this warrant is being exercised.


                    A = the average of the closing prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Date of Exercise.

                    B = the Exercise Price.
                    ------------------------------------------------------------

                                    EXHIBIT C

Expenses/Program Costs Pursuant to Section 6. of this Agreement

     The following table provides an estimation of various costs and expenses associated with the Consultant Company's duties and provisions of services as described in this Agreement and agreed to by both parties.


 -------------------------------   -------------   -------------  -------------
             INVISA                1-4 months(1)   5-8 months     9-12 months
 -------------------------------   -------------   -------------  -------------
  Website pursuant to 1.(2)(c)         TBD*            TBD            TBD
 -------------------------------   -------------   -------------  -------------
 Newsletter pursuant to 1.(2)(e)       TBD             TBD            TBD
 -------------------------------   -------------   -------------  -------------
     PR pursuant to 1.(2)(i)           TBD             TBD            TBD
 -------------------------------   -------------   -------------  -------------
       Self-mailer Design              TBD             TBD            TBD
 -------------------------------   -------------   -------------  -------------
          Misc. Design                 TBD             TBD            TBD
 -------------------------------   -------------   -------------  -------------
            Writing**                  TBD             TBD            TBD
 -------------------------------   -------------   -------------  -------------
         Misc. Expenses                TBD             TBD            TBD
 -------------------------------   -------------   -------------  -------------
              TOTAL                    TBD             TBD            TBD
 -------------------------------   -------------   -------------  -------------


* TO BE DETERMINED

** Writing includes ingredients for Corporation's main story, investor folder, brochures, press releases, web site, research (i.e.- the items in 1.(2) of this Agreement.